Exhibit 4.3

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT AND A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, AS AMENDED FROM TIME TO TIME, AMONG CERTAIN STOCKHOLDERS OF APPLIED THERAPEUTICS, INC. AND APPLIED THERAPEUTICS, INC.

Warrant No. CW-	Number of Shares:
(subject to adjustment)
Date of Issuance: March 13, 2017

Applied Therapeutics, Inc.

Common Stock Purchase Warrant

(Void after           , 2027)

Applied Therapeutics, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that                      , or his registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before 5:00 p.m. (New York time)                      , 2028 up to                       shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $                       per share. The shares purchasable upon exercise of this Common Stock Purchase Warrant (“Warrant”), and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively. The Common Stock shall have the rights, restrictions and privileges set forth in the certificate of incorporation of the Company, as amended or restated from time to time (the “Certificate of Incorporation”).

1.                                      Exercise.

(a)                                 The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise (including payment pursuant to Section 1(b) below). The Registered Holder shall be deemed to become the holder of record of the Warrant Shares on the date on which this Warrant is surrendered and payment of the Purchase Price is made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, Registered Holder shall be deemed to become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open

(b)                                 In lieu of exercising this Warrant for cash, the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Net Exercise”). A Registered Holder who Net Exercises shall have the rights described in Section 1 hereof, and the Company shall issue to such Registered Holder a number of Warrant Shares computed using the following formula:

X =	Y(A-B)
A

Where

X =                             The number of Warrant Shares to be issued to the Registered Holder.

Y =                             The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =                             The fair market value of one (1) Warrant Share (at the date of such calculation).

B =                             The Purchase Price (as adjusted to the date of such calculation).

For purposes of this Section 1(b), the fair market value of a Warrant Share shall mean the average of the closing prices of the Warrant Shares (or equivalent shares of common stock issuable upon conversion of the Warrant Shares) quoted in the over-the-counter market in which the Warrant Shares (or equivalent shares of common stock issuable upon conversion of the Warrant Shares) are traded or the closing price quoted on any exchange or electronic securities market on which the Warrant Shares (or equivalent shares of common stock issuable upon conversion of the Warrant Shares) are listed, whichever is applicable, as published in The Wall Street Journal for the thirty (30) trading days prior to the date of determination of fair market value (or such shorter period of time during which such Warrant Shares were traded over-the-counter or on such exchange).

In the event that this Warrant is exercised pursuant to this Section 1(b) in connection with the consummation of the Company’s sale of its common stock or other securities pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”) (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (the “Initial Offering”), the fair market value per Warrant Share shall be the product of (a) the per share offering price to the public of the Initial Offering, and (b) the number of shares of common stock into which each Exercise Share is convertible at the time of such exercise.

If the Warrant Shares are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value shall be deemed to be the amount most recently determined in good faith by the Board of Directors (the “Board”) to represent the fair market value per Warrant Share (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Registered Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the Registered Holder of the fair market value per Warrant Share and furnish the Registered Holder with reasonable documentation of the Board’s determination of such fair market value. Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the date of exercise of this Warrant, then (A) the Board shall make, and shall provide or cause to be provided to the Registered Holder notice of, a determination of the fair market value per Warrant Share within 15 days of a request by the Registered Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made and notice thereof is provided to the Registered Holder. Notwithstanding the foregoing, if the Registered Holder advises the Board in writing that the Registered Holder disagrees with the Board’s determination in accordance with this paragraph, then the Company and the Registered Holder shall agree upon a reputable investment banking firm to undertake such valuation. All fees and expenses of such investment banking firm shall be paid fifty percent (50%) by the Company and fifty percent (50%) by the Registered Holder.

2.                                      Adjustments.

(a)                                 Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the “Date of Issuance” set forth above effect a subdivision of the outstanding Common Stock or combine the outstanding shares of Common Stock, the Company shall promptly provide notice of such subdivision or combination to the Registered Holder. Upon the surrender of this Warrant by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new Warrant, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct (a “Replacement Warrant”), (i) with a Purchase Price that (A) in the event of a subdivision, has been proportionately decreased to reflect such subdivision, and (B) in the event of a combination, has been proportionately increased to reflect such combination, and (ii) calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant determined by dividing (A) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (B) the Purchase Price in effect immediately after such adjustment. Any adjustment (and the Replacement Warrant) under this paragraph shall be deemed effective at the close of business on the date the subdivision or combination becomes effective.

(b)                                 Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Date of Issuance shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Company shall promptly provide notice of such dividend or other distribution to the Registered Holder. Upon the surrender of this Warrant by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a Replacement Warrant with a Purchase Price that shall be decreased to an amount determined by multiplying the Purchase Price then in effect by a fraction:

(1)                                 the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                                 the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(c)                                  Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Date of Issuance shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the date of exercise of this Warrant, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

(d)                                 Adjustment for Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(a), 2(b) or 2(c)) (collectively, a “Reorganization”), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

3.                                      Miscellaneous.

(a)                                 Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock.

(b)                                 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of Section 2 and in taking all such action as may be reasonably necessary or appropriate to protect the Registered Holder’s rights under Section 2 against impairment.

(c)                                  Acknowledgement. In order to avoid doubt, it is acknowledged that the holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Common Stock which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

(d)                                 Shareholder Agreements. As a condition precedent to the exercise of this Warrant, the Registered Holder must become a party to that certain Voting Agreement, as amended from time to time, by and among the Company and certain stockholders of the Company (the “Voting Agreement”) as a “Key Holder” and a “Stockholder” thereunder, and that certain Right of First Refusal and Co-Sale Agreement, as amended from time to time, by and among the Company and certain stockholders of the Company (the “Right of First Refusal Agreement”) as a “Key Holder” and a “Stockholder” thereunder, and therefore be bound by and subject to all terms and provisions of the Voting Agreement and the Right of First Refusal Agreement applicable to a “Key Holder” and a “Stockholder,” provided, however that if the Registered Holder is already a party to the Voting Agreement or the Right of First Refusal Agreement as a “Key Holder” and a “Stockholder,” the Registered Holder shall not be required to again enter into the Voting Agreement or the Right of First Refusal Agreement, as the case may be.

4.                                      Investment Representations. The initial Registered Holder represents and warrants to the Company as follows:

(a)                                 Investment. It is acquiring the Warrant, and (if and when it exercises this Warrant) it will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Registered Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

(b)                                 Accredited Investor. The Registered Holder is an “accredited investor” as defined in Rule 501(a) under the Act.

(c)                                  Experience. The Registered Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Registered Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.

5.                                      Transfers, etc.

(a)                                 This Warrant and the Warrant Shares shall not be sold or transferred unless either they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder to an Affiliate, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 5, or a transfer made in accordance with Rule 144 under the Act. For purposes hereof, “Affiliate” of another person shall mean any person who, directly or indirectly, controls, is controlled by or is under common control with such person, including, without limitation, any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners (or member thereof) or managing members of, or shares the same management company (or member thereof) with, such person.

(b)                                 Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration in effect with respect to the securities under the Securities Act and registration or qualification under applicable state securities laws or, if reasonably requested by this corporation, an opinion of counsel satisfactory to this corporation and/or its counsel that such registration or qualification is not required.”

“The shares represented by this certificate are subject to a Voting Agreement, as may be amended from time to time (a copy of which may be obtained upon written request from the Company), and by accepting any interest in such shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of that Voting Agreement, including certain restrictions on transfer and ownership set forth therein.”

“The sale, pledge, hypothecation or transfer of the securities represented by this certificate is subject to, and in certain cases prohibited by, the terms and conditions of a certain Right of First Refusal and Co-Sale Agreement by and among the stockholder, the Company and certain other holders of stock of the Company. Copies of such agreement may be obtained upon written request to the secretary of the corporation.”

The first legend above shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as (i) a period of at least one year, as determined in accordance with paragraph (d) of Rule 144 under the Act, has elapsed since the later of the date the Warrant Shares were acquired from the Company or an affiliate of the Company, and (ii) the Warrant Shares become eligible for resale pursuant to Rule 144(b)(1)(i) under the Act.

(c)                                  This Warrant and all rights evidenced hereby may be transferred by the Registered Holder to any person or entity, other than a competitor of the Company, as reasonably determined by the Board, in accordance with applicable law, including, without limitation, the Act.

(d)                                 Notwithstanding any other provision of this Warrant, the Warrant Shares may only be transferred in accordance with the Right of First Refusal Agreement.

(e)                                  The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(f)                                   Subject to the provisions of Section 5 hereof and the provisions of the Right of First Refusal Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

6.                                      Notices of Record Date, etc. In the event:

(a)                                 the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant or the conversion of the Common Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b)                                 of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer, license or lease of all or substantially all of the assets of the Company; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

7.                                      Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

8.                                      Exchange or Replacement of Warrants.

(a)                                 Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

(b)                                 Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

9.                                      Lock-Up.

(a)                                 Agreement to Lock-Up. Upon the request of the managing underwriter, the Registered Holder hereby agrees to enter into an agreement that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering (the “IPO”) and ending on the date specified by the Company and the managing underwriter, or such other period of 180 days and up to an additional 34 days as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports; and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (A) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Capital Stock (as defined in the Right of First Refusal Agreement) held immediately prior to the effectiveness of the registration statement for the IPO or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capital Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Capital Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Registered Holder if all officers, directors and holders of more than one percent (1%) of the outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding preferred stock) enter into similar agreements. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Registered Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 10 or that are necessary to give further effect thereto.

(b)                                 Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Capital Stock of the Registered Holder (and transferees and assignees thereof) until the end of such restricted period.

10.                               Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.

11.                               No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

12.                               Amendment or Waiver. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Registered Holder. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13.                               Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

14.                               Governing Law. This Warrant and any controversy arising out of or relating to this Warrant shall be governed by and construed in accordance with the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

15.                               Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

EXECUTED as of the Date of Issuance indicated above.

APPLIED THERAPEUTICS, INC.

By:
Name:
Title:

Address:

AGREED AND ACCEPTED:

Address:

EXHIBIT I

PURCHASE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.                     ), hereby elects to purchase (check applicable box)

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.                     ), hereby elects to purchase (check applicable box):

☐                                                         shares of the Common Stock of Applied Therapeutics, Inc. covered by such Warrant; or

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

☐                                    $                     in lawful money of the United States; and/or

☐                                    the cancellation of such portion of the attached Warrant as is exercisable for a total of                      Warrant Shares (using a fair market value of $                     per share for purposes of this calculation); and/or

☐                                    the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b).

HOLDER

Address:

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                             hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.                     ) with respect to the number of shares of Common Stock of Applied Therapeutics, Inc. covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:	Signature:

THE STATE OF

COUNTY OF

BEFORE ME, the undersigned authority, on this date personally appeared                               of                         , known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND and SEAL OF OFFICE this        day of                    , 20    .

NOTARY PUBLIC IN AND FOR THE
STATE OF